77Q1(e)(5)


Subadvisory Agreement between American Century Investment Management, Inc. and Good Hill Partners LP, effective as of March 13, 2015 (filed electronically as Exhibit d10 to Post-Effective Amendment No. 71 to the Registration Statement of the Registrant on May 7, 2015, File
No. 33-64872, and incorporated herein by reference.)